UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

BridgeBio Pharma, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38959	84-1850815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Porter Dr., Suite 250
Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 391-9740

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On January 21, 2026, BridgeBio Pharma, Inc. (“BridgeBio”) issued an aggregate of $632.5 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2033 (the “Notes”), pursuant to an Indenture dated January 21, 2026 (the “Indenture”), between BridgeBio and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in a private offering to qualified institutional buyers (the “Note Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes issued in the Note Offering include $82.5  million aggregate principal amount of Notes sold to the initial purchasers (the “Initial Purchasers”) pursuant to the exercise in full of the Initial Purchasers’ option to purchase additional Notes.

The Notes are senior, unsecured obligations of BridgeBio and will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2026, at a rate of 0.75% per year. The Notes will mature on February 1, 2033, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of BridgeBio’s common stock or a combination of cash and shares of BridgeBio’s common stock, at BridgeBio’s election.

The net proceeds BridgeBio received from the Note Offering are equal to approximately $619.3 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by BridgeBio.  BridgeBio intends to use the net proceeds from the offering to repurchase, settle future conversion obligations in respect of or repay at maturity a portion of its 2.50% Convertible Senior Notes due 2027 (the “2027 Notes”), on or before the maturity date of the 2027 Notes and for general corporate purposes, which may include working capital, capital expenditures and/or debt repayment. BridgeBio also intends to use approximately $82.5 million of cash on hand to repurchase 1,081,825 shares of its common stock from certain purchasers of the notes in privately negotiated transactions.  No assurance can be given as to how much, if any, of the 2027 Notes will be repurchased with the net proceeds from the Note Offering, the terms on which they will be repurchased or the timing of any such repurchases. This Current Report on Form 8-K does not constitute an offer to purchase the 2027 Notes.

A holder of Notes may convert all or any portion of its Notes at its option at any time prior to the close of business on the business day immediately preceding November 1, 2032 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2026 (and only during such calendar quarter), if the last reported sale price of BridgeBio’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of BridgeBio’s common stock and the conversion rate on each such trading day; (3) if BridgeBio calls such notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or (4) upon the occurrence of specified BridgeBio corporate events. On or after November 1, 2032 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or any portion of its Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 9.0435 shares of BridgeBio’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $110.58 per share of BridgeBio’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, BridgeBio will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event.

BridgeBio may not redeem the Notes prior to February 6, 2030. BridgeBio may redeem for cash all or any portion of the Notes, at its option, on a redemption date occurring on or after February 6, 2030 and on or before the 21st scheduled trading day immediately before the maturity date, if (i) the Notes are “freely tradable” (as defined in the Indenture) as of the date BridgeBio sends the related redemption notice, unless a “redemption cash settlement election” (as defined in the Indenture) applies, and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date BridgeBio sends such notice; and (ii) the last reported sale price of BridgeBio’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which BridgeBio provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which BridgeBio provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If BridgeBio undergoes a fundamental change (as defined in the Indenture), holders may require BridgeBio to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued special interest, if any, to be immediately due and payable.

The Notes are BridgeBio’s general unsecured obligations and rank senior in right of payment to all of BridgeBio’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of BridgeBio’s liabilities that are not so subordinated, including the 2027 Notes, BridgeBio’s 2.25% Convertible Senior Notes due 2029, and BridgeBio’s 1.75% Convertible Senior Notes due 2031; effectively junior to any of BridgeBio’s secured indebtedness and obligations, including its obligations under the Funding Agreement, dated as of January 17, 2024, with the purchasers and collateral agent party thereto, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of BridgeBio’s subsidiaries, including obligations under BridgeBio’s Royalty Interest Purchase and Sale Agreement.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

BridgeBio’s offering and sale of the Notes to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. BridgeBio relied on this exemption from registration based in part on representations made by the Initial Purchasers in the purchase agreement for the Notes, including that the Initial Purchasers would only offer, sell or deliver the Notes to persons whom they believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 8,293,972 shares of BridgeBio’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 13.1130 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The Notes and BridgeBio’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Item 8.01	Other Events.

On January 14, 2026, BridgeBio issued a press release announcing its intention to offer the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 15, 2026, BridgeBio issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Share Repurchases

BridgeBio used approximately $82.5 million of cash on hand to repurchase 1,081,825 shares of its common stock concurrently with the closing of the Note Offering on January 21, 2026 from certain purchasers of the Notes in privately negotiated transactions effected through one of the Initial Purchasers or an affiliate thereof and entered into concurrently with the pricing of the Notes (the “Repurchases”). The agreed to purchase price per share of common stock in the Repurchases is equal to $76.26, which was the last reported sale price per share of BridgeBio’s common stock on the Nasdaq Global Select Market on January 15, 2026. The Repurchases could have increased (or reduced the size of any decrease in) the market price of BridgeBio’s common stock or the Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements relating to the anticipated use of the net proceeds of the Note Offering and BridgeBio’s expectations regarding the effect of the Repurchases, reflect BridgeBio’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to BridgeBio and on assumptions it has made. Although BridgeBio believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, BridgeBio can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of BridgeBio’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other filings with the U.S. Securities and Exchange Commission. Moreover, BridgeBio operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of BridgeBio’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of January 21, 2026, by and between BridgeBio Pharma, Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing BridgeBio Pharma, Inc.’s 0.75% Convertible Senior Notes due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
99.1	Press Release dated January 14, 2026.
99.2	Press Release dated January 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date:	January 21, 2026	By:	/s/ Thomas Trimarchi
Thomas Trimarchi, Ph.D.
President and Chief Financial Officer